EXHIBIT 2.2

                   FIRST AMENDMENT TO THE ASSIGNMENT AGREEMENT

         THIS FIRST AMENDMENT TO THE ASSIGNMENT AGREEMENT (the "AMENDMENT") is made and entered into as of March 31, 2004, by and among Applera Corporation through its Applied Biosystems Group with offices at 850 Lincoln Centre Drive, Foster City, CA 94404, (collectively "AB") and Xtrana, Inc., with offices at 590 Burbank Street, Suite 205, Broomfield CO 90020 ("Xtrana"). Each of AB and Xtrana a "Party" and, collectively, "Parties".

         WHEREAS, AB and Xtrana have entered into that certain Assignment Agreement dated January 26, 2004 (the "Agreement") (all capitalized terms not defined herein shall have the meanings ascribed thereto in the Agreement);

         WHEREAS, AB and Xtrana desire to amend the Agreement as provided herein.

         NOW, THEREFORE, AB and Xtrana hereby agree as follows:

         1. Section 1 of the Agreement is hereby amended by deleting the definition of "Fundamental Representations" and inserting the following in lieu thereof:

         ""Fundamental Representations" shall mean the representations, warranties and covenants set forth in Section 7 and Sections 8(f) and 8(j); provided however that part (iii) of Section 8(f) as it relates to claims arising after the Closing that AB's use of the Intellectual Property infringes any third party's intellectual property rights shall not be deemed a Fundamental Representation."

         2. Section 2(a) of the Agreement is hereby amended by deleting the first sentence of Section 2(a) and inserting the following in lieu thereof:

         "Effective upon Closing, Xtrana hereby assigns all right, title and interest in and to the Intellectual Property to AB, together with all accrued causes of action for infringement thereof and the right to sue and recover for past and future infringement of the Intellectual Property; provided, however, that such assignment shall be subject to the nonexclusive, nontransferable licenses granted to the United States government to practice or have practiced on behalf of the United States government on February 18, 2004 (with respect to the NIST Contract (as defined below)) and on February 20, 2004 (with respect to the Army Contract (as defined below)) under the subject inventions claimed in the Affected Patents (as defined below)."

         3. Section 2(d) of the Agreement is hereby amended by deleting Section 2(d) and inserting the following in lieu thereof:

         "(d) Subject to the satisfaction of the terms and conditions herein set forth, and in


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         reliance  upon the  respective  representations  and  warranties of the
         Parties set forth herein and in any document delivered pursuant hereto, the closing of the assignment of the Intellectual Property by Xtrana to AB pursuant to Section 2(a) (the "Closing") will be held at the offices of AB at 850 Lincoln Centre Drive, Foster City, California at 10:00 am on March 31, 2004 or at such other time as may be mutually agreed upon in writing by the Parties (the "Closing Date"). Upon consummation, the Closing shall be deemed to take place as of the close of business on the Closing Date."

         4. Section 2(e) of the Agreement is hereby amended by deleting Section 2(e) and inserting the following in lieu thereof:

         "(e) CLOSING AND POST-CLOSING DELIVERIES.

                  (i) On the Closing Date, Xtrana will execute and deliver to Wachovia, National Association ("Escrow Agent"), as escrow agent, the patent assignment instrument attached hereto as Exhibit III (the "Patent Assignment"), to be held in escrow in accordance with the terms and conditions of the Escrow Agreement in the form attached hereto as
         Schedule 2(e)(i) (the "Escrow Agreement"). On the Closing Date, Xtrana and AB shall execute and deliver to the Escrow Agent and to each other the Escrow Agreement. The Patent Assignment and any money delivered to the Escrow Agent shall be released and delivered by the Escrow Agent as provided in the Escrow Agreement. The Parties agree that: (A) the Patent Assignment shall be released from escrow and delivered to AB, and the Initial Purchase Price (as defined in Section 2(f) below) and any interest earned on the Initial Purchase Price shall be released from escrow and delivered to Xtrana, in the event that all the conditions set forth in Section 2(e)(ii) (the "Consummation Conditions") have been satisfied on or before May 14, 2004, or in the event that AB delivers a written notice to the Escrow Agent directing such delivery of the Patent Assignment to AB and payment of such amounts to Xtrana (the "AB Consummation Notice") on or prior to May 24, 2004, and that otherwise (B) the purchase and sale of the Intellectual Property shall be rescinded as provided in Section 27 hereof and that in such case the Patent Assignment be released and returned to Xtrana and the Initial Purchase Price and any interest thereon be released and delivered to AB. In the event that the conditions set forth in Section 2(e)(ii) have been satisfied on or before May 14, 2004, Xtrana and AB shall promptly issue a joint instruction certificate to the Escrow
         Agent instructing it to deliver the Patent Assignment to AB and the Initial Purchase Price, plus any interest earned thereon, to Xtrana.

                  (ii)     The Consummation Conditions are that:

                  (1) One of the conditions specified in Section 1(a) or 1(b) of Schedule 2(e)(ii) has been satisfied on or prior to May 14, 2004; and

                  (2) One of the conditions specified in Section 2(a) or 2(b) of Schedule 2(e)(ii) has been satisfied on or prior to May 14, 2004; and

                  (3) An officer of Xtrana duly authorized to do so has executed and delivered to AB a certificate in the form of Schedule 2(e)(ii) hereto with the


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                           appropriate   boxes   checked  and  the   appropriate
                           certification from Hogan & Hartson LLP, counsel to Xtrana, executed as of May 14, 2004."

         5. Section 2(f) of the Agreement is hereby amended by deleting the first sentence of Section 2(f) and inserting the following in lieu thereof:

         "Subject to the terms and conditions of this Agreement, AB will make an aggregate payment in the amount of four million dollars ($4,000,000) as follows: (i) one payment of three million five hundred thousand dollars ($3,500,000) (the "Initial Purchase Price") shall be delivered to the Escrow Agent on the Closing Date (reflecting the application of the deposit of $100,000 previously paid by AB (the "Deposit")), and (ii) a second payment of four hundred thousand dollars ($400,000) (the "Remaining Purchase Price") shall be due and payable three (3) months thereafter, contingent upon Xtrana's providing the consulting services as described in Section 2(c) above."

         6. Section 8 of the Agreement is hereby amended by adding the following subsection (j).

         "(j) GOVERNMENT CONTRACTS. Except for U.S. Patents: 6,291,166, 5,955,351, 6,153,425, 6,649,378 and 5,989,813 and U.S. Patent
         Applications:  10/413,433,  09/944,604, 10/690,359, and 10/441,158 (the
         foregoing patents and patent applications, the "Affected Patents"), Xtrana represents and warrants that none of the Intellectual Property subject to this Agreement was created, conceived, or first actually reduced to practice, in whole or in part, using assets or services obtained from any third party. Xtrana also represents and warrants that U.S. Patent Application 10/441,158 was not conceived or first actually reduced to practice, in whole or in part, using assets or services obtained from any third party, other than funds received from the U.S. Army under Contract DAMB 17-00-C-001 (the "Army Contract"). Xtrana further represents and warrants that U.S. Patents 6,291,166, 5,955,351, 6,153,425, 6,649,378 and 5,989,813 and U.S. Patent Applications
         10/413,433,  09/944,604, and 10/690,359,  were not conceived or reduced to practice, in whole or in part, using assets or services obtained from any third party, other than funds received from the United States National Institutes of Standards and Technology ("NIST") under Cooperative Agreement No. 70NANB5H1109 (the "NIST Contract"). Xtrana further represents and warrants that (a) subject to part (d) below of this Section 8(j) and subject to the nonexclusive, nontransferable license granted to the United States government to practice or have practiced on behalf of the United States government on February 18, 2004 (with respect to the NIST Contract) and on February 20, 2004 (with respect to the Army Contract) under the subject inventions claimed in the Affected Patents, (the foregoing nonexclusive licenses granted to the U.S. government, the "Governmental Licenses") Xtrana owns all right, title and interest in and to and has not granted any other licenses under the Affected Patents; (b) the assignment hereunder to AB of the Affected Patents is valid and enforceable; (c) the terms and conditions of the Army Contract and the NIST Contract do not conflict with this Agreement or AB's ownership, use and enjoyment of the Affected Patents; (d) unless the United States government provides Xtrana by April 26, 2004 with a written request for title to the Affected Patents, Xtrana has (including, without limitation through the
         actions   taken  by


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         Xtrana's  counsel  Hogan and  Hartson LLP in  correspondence,  attached hereto as Exhibit 8(j), addressed to the U.S. Army and NIST) complied with all requisite legal requirements (including, without limitation, all reporting requirements and Xtrana's election to take title to the subject inventions under the Army Contract and the NIST Contract ), and cured all prior omissions with respect to the same, as necessary to vest Xtrana with full title to the Affected Patents; and (e) Xtrana will immediately provided AB with a copy of any future correspondence from the U.S. government relating to Affected Patents. For the avoidance of doubt the foregoing representation and warranty is not breached by general equity investments in Xtrana provided that such investments were neither (i) made as part of an agreement that was directed at funding research or development by Xtrana; nor (ii) in consideration of (and such equity investors did not obtain) any rights or licenses to or under the Intellectual Property or any other inventions conceived or reduced to practice by Xtrana.

         7. Section 10 of the Agreement is hereby amended by adding the following subsection (e):

         "(e) WAIVER OF CERTAIN INDEMNIFICATION RIGHTS. In the event that (i) the Consummation Conditions are satisfied, or (ii) AB has delivered the AB Consummation Notice to the Escrow Agent on or prior to May 24, 2004, AB shall be deemed to have waived any and all rights to indemnification pursuant to this Section 10 with respect to Xtrana's breach of representations and warranties in the Agreement (prior to its amendment by this Amendment) due to its failure to disclose the existence of the Governmental Licenses."

         8. The  Agreement is hereby  amended by  inserting  the  following  new
         Section 27:

         "27. RESCISSION. If the Consummation Conditions have not all been satisfied on or before May 14, 2004, and if AB has not delivered an AB Consummation Notice to the Escrow Agent on or prior to May 24, 2004, the purchase and sale of the Intellectual Property to AB shall be rescinded effective as of May 24, 2004. In such event, (i) AB shall reconvey to Xtrana all trade secrets, know-how, prosecution files and any other documentation or information conveyed pursuant to Section 2(b) of the Agreement, (ii) the Consulting Agreement shall be deemed terminated effective May 24, 2004, (iii) this Agreement shall be deemed terminated effective May 24, 2004, (iv) AB shall not have any obligation to make any payments to Xtrana for any Consulting Services, and (iv) within 10 days after written notice is given to Xtrana by AB requesting repayment of the Deposit, Xtrana shall repay the Deposit to AB. In the event AB has provided such written notice to Xtrana requesting repayment of the Deposit, upon receipt by AB of the full amount of such Deposit, each Party shall be deemed to have irrevocably and unconditionally released and discharged the other Party from any and all obligations, claims, damages, losses, judgments, awards, actions, causes of action, suits, debts, covenants, agreements, contracts, accounts, bonds, promises, demands, penalties, costs, expenses or other liability arising out of or relating to this Agreement. In connection therewith, Xtrana and AB shall each execute such documents(including execution by AB of any documents reasonably necessary to reconvey to Xtrana the Intellectual Property) and make such payments as are reasonably necessary to give effect to the


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         rescission referred to above.  Xtrana's and AB's obligations under this
         Section 27 shall survive termination of this Agreement."

         9. All other provisions of the Agreement shall remain in full force and effect.

         10. This Amendment may be executed (including via facsimile or other electronic means of transmitting signed copies) in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the Parties hereto may execute this Amendment by signing any such counterpart.



                  IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date and year first above written.

                                    APPLERA CORPORATION, through its Applied
                                    Biosystems Group


                                    By:  /S/ MICHAEL W. HUNKAPILLER
                                        ----------------------------------------
                                        Name:   Michael W. Hunkapiller
                                        Title:  Sr. V.P.

                                    XTRANA, INC.


                                    By:   /S/ JAMES CHAMBERLAIN
                                         ---------------------------------------
                                         Name:  James Chamberlain
                                         Title: Chief Executive Officer


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


                                SCHEDULE 2(e)(ii)

                                  CERTIFICATION

         1. Xtrana hereby certifies that on February 17, 2004, Hogan & Hartson LLP, counsel for Xtrana, notified the National Institute of Standards and Technology, in writing delivered by hand, of its apparent failure to timely report, under the provisions of Cooperative Agreement No. 70NANB5H1109, the subject inventions encompassed by U.S. Patents:
         6,291,166,  5,955,351,  6,153,425,  6,649,378  and  5,989,813  and U.S.
         Patent  Applications:  10/413,433,  09/944,604  and  10/690,359 and its
         apparent failure to timely elect title in the same ("Xtrana's Notification"). Xtrana hereby certifies that as of May 14, 2004, the National Institute of Standards and Technology has:

                  (a)      ____  not responded to Xtrana's Notification.

                  (b)      ____  notified  Xtrana  that it does  not  intend  to
                           request   title   to   the   aforementioned   subject
                           inventions

                  (c) _____ requested title to the aforementioned subject inventions from Xtrana.

         2. Xtrana hereby certifies that on February 24, 2004, Hogan & Hartson LLP, counsel for Xtrana, notified, in writing via express delivery, the U.S. Army of its apparent failure to timely report, under the provisions of U.S. Army Contract DAMB 17-00-C-001, the subject inventions encompassed by U.S. Patent Application 10/441,158 and its apparent failure to timely elect title in the same ("Xtrana's Notification"). Xtrana hereby certifies that as of May 14, 2004, the U.S. Army has:

                  (a)      ____  not responded to Xtrana's Notification.

                  (b)      ____  notified  Xtrana  that it does  not  intend  to
                           request   title   to   the   aforementioned   subject
                           inventions

                  (c) _____ requested title to the aforementioned subject inventions from Xtrana.


                           XTRANA, INC.

                           By:
                              -----------------------------------------
                                    Name:
                                    Title:


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Hogan & Hartson  LLP,  counsel to Xtrana,  Inc.,  hereby  certifies  that to its knowledge, the above certifications by Xtrana, Inc. are true and correct, and that as of May 14, 2004, Hogan & Hartson LLP has not received any notice from the National Institute of Standards and Technology or the U.S. Army that would contravene the above certifications by Xtrana.


                                    Hogan & Hartson LLP

                                    By:
                                       --------------------------------


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